                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 19.1

WIPRO LIMITED - CONSOLIDATED

CONSOLIDATED BALANCE SHEET

                                                                        (RS. IN 000s)
                                                          -----------------------------------------
                                                          AS OF JUNE 30,         AS OF MARCH 31,
                                                          --------------    -----------------------
                                               SCHEDULE        2004            2003         2004
                                               --------   --------------    ----------   ----------
SOURCES OF FUNDS

SHAREHOLDERS' FUNDS
Share Capital                                      1         1,396,893         465,133      465,519
Reserves and Surplus                               2        39,909,602      36,320,382   37,083,973
                                                            ----------      ----------   ----------
                                                            41,306,495      36,785,515   37,549,492
                                                            ----------      ----------   ----------
LOAN FUNDS
Secured loans                                      3           211,947         150,705      947,466
Unsecured loans                                    4           106,471          81,958      105,875
MINORITY INTEREST                                              152,017          82,398      163,847
                                                            ----------      ----------   ----------
                                                               470,435         315,061    1,217,188
                                                            ----------      ----------   ----------
     TOTAL                                                  41,776,930      37,100,576   38,766,680
                                                            ----------      ----------   ----------

APPLICATION OF FUNDS

FIXED ASSETS
Goodwill (refer Note 1)                                      5,392,606       5,342,683    5,252,357
Gross block                                        5        16,477,406      12,816,358   15,607,108
Less : Depreciation                                          8,108,879       6,150,648    7,599,478
                                                            ----------      ----------   ----------
   Net Block                                                13,761,133      12,008,393   13,259,987
Capital work-in-progress and advances                        2,033,658       1,256,614    1,427,285
                                                            ----------      ----------   ----------
                                                            15,794,791      13,265,007   14,687,272
                                                            ----------      ----------   ----------
INVESTMENTS                                        6        13,901,169      13,254,970   19,058,827
DEFERRED TAX ASSETS (refer note 7)                             499,343         481,963      486,298
CURRENT ASSETS, LOANS AND ADVANCES
Inventories                                        7         1,328,592       1,176,917    1,292,022
Sundry Debtors                                     8        12,220,061       8,509,954   11,865,561
Cash and Bank balances                             9         2,936,925       2,360,616    3,242,698
Loans and advances                                10         6,251,121       5,572,203    5,683,784
                                                            ----------      ----------   ----------
                                                            22,736,699      17,619,690   22,084,065
                                                            ----------      ----------   ----------
LESS : CURRENT LIABILITIES AND PROVISIONS
Liabilities                                       11        10,332,686       6,665,648    9,251,559
Provisions                                        12           822,386         856,383    8,298,223
                                                            ----------      ----------   ----------
                                                            11,155,072       7,522,031   17,549,782
                                                            ----------      ----------   ----------
NET CURRENT ASSETS                                          11,581,627      10,097,659    4,534,283
Miscellaneous expenditure (to the extent not
        written off / adjusted)                                      -             977            -
                                                            ----------      ----------   ----------
     TOTAL                                                  41,776,930      37,100,576   38,766,680
                                                            ==========      ==========   ==========

SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS 19

As per our Report attached        For and on behalf of the Board of Directors

FOR N.M. RAIJI & CO.,
Chartered Accountants
                             AZIM HASHAM PREMJI                 VIVEK PAUL
                             Chairman and Managing Director     Vice Chairman and Executive
                                                                Officer

J.M. GANDHI
Partner                      SURESH C. SENAPATY                V. RAMACHANDRAN               B. C. PRABHAKAR
Membership No. 37924         Corporate Executive               Company Secretary             Director
                             Vice President - Finance
Mumbai, July 23, 2004                                                                        Bangalore, July 23, 2004

WIPRO LIMITED - CONSOLIDATED

CONSOLIDATED PROFIT AND LOSS ACCOUNT

                                                                          (RS. IN 000s, EXCEPT PER SHARE DATA)
                                                                     ----------------------------------------------
                                                                     QUARTER ENDED   QUARTER ENDED     YEAR ENDED
                                                                     -------------   -------------   --------------
                                                          SCHEDULE   JUNE 30, 2004   JUNE 30, 2003   MARCH 31, 2004
                                                          --------   -------------   -------------   --------------
INCOME
Gross Sales and Services                                               17,878,347      12,237,608      59,111,069
LESS: EXCISE DUTY                                                         207,844         371,087         760,842
                                                                      -----------     -----------     -----------
Net Sales and Services                                                 17,670,503      11,866,521      58,350,227
Other Income                                                 13           284,453         274,111       1,365,995
                                                                      -----------     -----------     -----------
                                                                       17,954,956      12,140,632      59,716,222
                                                                      -----------     -----------     -----------
EXPENDITURE
Cost of goods sold                                           14        11,474,711       7,618,629      39,280,539
Selling and Marketing Expenses                               15         1,326,037       1,272,699       5,612,654
General and Administration Expenses                          16           969,655         893,290       2,756,140
Interest                                                     17            11,474           5,776          35,067
                                                                      -----------     -----------     -----------
                                                                       13,781,877       9,790,394      47,684,400
                                                                      -----------     -----------     -----------
PROFIT BEFORE TAXATION:                                                 4,173,079       2,350,238      12,031,822
                                                                      -----------     -----------     -----------
PROVISION FOR TAXATION (REFER NOTE 8)                                     611,065         231,902       1,680,557
                                                                      -----------     -----------     -----------
PROFIT AFTER TAXATION                                                   3,562,014       2,118,336      10,351,265
                                                                      -----------     -----------     -----------
PROFIT BEFORE MINIORITY INTEREST / EQUITY
IN EARNINGS OF AFFILIATES:                                              3,562,014       2,118,336      10,351,265
                                                                      -----------     -----------     -----------
Minority Interest                                                         (22,291)         (3,652)        (59,191)
Equity in earnings / (losses) of affiliates                                29,596         (53,941)         22,921
                                                                      -----------     -----------     -----------
PROFIT FOR THE PERIOD                                                   3,569,319       2,060,743      10,314,995
                                                                      -----------     -----------     -----------
APPROPRIATIONS
Proposed Dividend                                                               -               -         931,039
Proposed One-Time Dividend                                                      -               -       5,818,979
Total Dividend                                                                  -               -       6,750,018
Tax on distribution of Dividend                                                 -               -         864,846
                                                                      -----------     -----------     -----------
TRANSFER TO GENERAL RESERVE                                             3,569,319       2,060,743       2,700,131
                                                                      -----------     -----------     -----------
EARNINGS PER SHARE - EPS (PY : ADJUSTED EPS FOR BONUS
        ISSUE IN RATIO OF 2:1) - IN RS.

Basic                                                                        5.14            2.97           14.87
Diluted                                                                      5.13            2.97           14.85

NUMBER OF SHARES FOR CALCULATING EPS (PY : ADJUSTED FOR
        BONUS ISSUE IN RATIO OF 2:1)

Basic                                                                 694,503,360     693,788,616     693,870,390
Diluted                                                               695,811,650     693,788,616     694,545,321
                                                                      ===========     ===========     ===========

SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS 19

As per our Report attached      For and on behalf of the Board of Directors

FOR N.M. RAIJI & CO.,
Chartered Accountants

                                 AZIM HASHAM PREMJI               VIVEK PAUL
                                 Chairman and Managing Director   Vice Chairman and Executive Officer
J.M. GANDHI
Partner                          SURESH C. SENAPATY               V. RAMACHANDRAN                         B. C. PRABHAKAR
Membership No. 37924             Corporate Executive              Company Secretary                       Director
                                 Vice President - Finance
Mumbai, July 23, 2004                                                                                     Bangalore, July 23, 2004

WIPRO LIMITED - CONSOLIDATED

                                                                 (RS. IN 000s, EXCEPT SHARE NUMBERS)
                                                             ------------------------------------------
                                                             AS OF JUNE 30,        AS OF MARCH 31,
                                                             -------------   --------------------------
                                                                 2004          2003             2004
                                                             -------------   ---------        ---------
SCHEDULE 1 SHARE CAPITAL
AUTHORISED
750,000,000 (2004: 375,000,000) Equity shares of Rs 2 each     1,500,000       750,000          750,000
25,000,000 (2004: 25,000,000) 10.25 % Redeemable Cumulative
Preference Shares of Rs 10 each                                  250,000       250,000          250,000
                                                               ---------     ---------        ---------
                                                               1,750,000     1,000,000        1,000,000
                                                               ---------     ---------        ---------
ISSUED, SUBSCRIBED AND PAID-UP
698,446,890 (2004: 232,759,152) equity shares of Rs 2 each     1,396,893       465,133          465,519
                                                               ---------     ---------        ---------
                                                               1,396,893       465,133          465,519
                                                               =========     =========        =========

Notes:

Of the above equity shares:

i)    692,537,085 equity shares / American Depository Receipts (ADRs) (2004:
      226,905,825), have been allotted as fully paid bonus shares / ADRs by capitalization of Share Premium of Rs. 32,639 and General Reserves of Rs. 1,352,436

ii) 1,325,525 equity shares (2004: 1,325,525) have been allotted as fully paid-up, pursuant to a scheme of amalgamation, without payment being received in cash.

iii) 3,162,500 shares representing 3,162,500 American Depository Receipts issued during 2000-2001 pursuant to American Depository offering by the Company.

iv) 505,780 (2004: 449,302) equity share issued pursuant to Employee Stock Option Plan.

SCHEDULE 2 RESERVES AND SURPLUS

                                                               (RS. IN 000s)
                                       --------------------------------------------------------------
                                       AS OF APRIL 1,                                  AS OF JUNE 30,
                                           2004         ADDITIONS       DEDUCTIONS          2004
                                       --------------   ---------       ----------     ---------------
CAPITAL RESERVES                              9,500             -              -               9,500
                                              9,500             -              -               9,500
                                              9,500             -              -               9,500
                                       ------------     ---------       --------          ----------
CAPITAL REDEMPTION RESERVE                  250,038             -                            250,038
                                            250,038             -              -             250,038
                                            250,038             -              -             250,038
                                       ------------     ---------       --------          ----------
SHARE PREMIUM                             6,732,278        62,407  (a)                     6,794,685
                                          6,492,847       239,431                          6,732,278
                                          6,492,847         2,699              -           6,495,546
                                       ------------     ---------       --------          ----------
TRANSLATION RESERVE                        (159,742)       87,018  (b)         -             (72,724)
                                               (568)            -        159,174            (159,742)
                                               (568)      (46,644)             -             (47,212)
                                       ------------     ---------       --------          ----------
DEFERRED STOCK COMPENSATION                       -             -              -                   -
                                              4,401             -          4,401                   -
                                              4,401             -          4,401                   -
                                       ------------     ---------       --------          ----------
GENERAL RESERVE                          30,251,899     3,607,467  (c)   931,263  (d)     32,928,103
                                         27,551,767     2,700,132              -          30,251,899
                                         27,551,767     2,060,743              -          29,612,510
                                       ------------     ---------       --------          ----------
                                         37,083,973     3,756,892        931,263          39,909,602
                                         34,307,985     2,939,563        163,575          37,083,973
                                         34,307,985     2,016,798          4,401          36,320,382
                                       ============     =========       ========          ==========

Corresponding figures for 2004 and 2003 are given below current year's figures

(a)   Pursuant to issue of shares under Wipro Employee Stock Option Plan

(b) Translation reserves arising on account of translation of foreign subsidiaries with non-integral operations.

(c)   Additions to General Reserve include :

                                                                    FOR THE QUARTER ENDED        FOR THE YEAR ENDED
                                                                ------------------------------   ------------------
                                                                JUNE 30, 2004    JUNE 30, 2003     MARCH 31, 2004
                                                                -------------    -------------   ------------------
  i) transfer from profit and loss account                        3,569,319        2,060,743         2,700,132
 ii) dividend distributed to Wipro Equity Reward Trust (WERT)        39,008                -                 -
iii) additional dividend paid for the previous year                    (860)               -                 -
                                                                  ---------        ---------         ---------
                                                                  3,607,467        2,060,743         2,700,132
                                                                  ---------        ---------         ---------

(d) Deduction from General Reserve is on account of utilisation for issue of bonus shares

WIPRO LIMITED - CONSOLIDATED

                                                    (RS. IN 000s)
                                             ------------------------------------------
                                             AS OF JUNE 30,      AS OF MARCH 31,
                                    NOTE     --------------  --------------------------
                                  REFERENCE       2004        2003               2004
                                             --------------  -------            -------
SCHEDULE 3 SECURED LOANS

FROM BANKS

Cash Credit facility                (a)         210,272      120,830            945,791

FROM FINANCIAL INSTITUTIONS

Asset Credit Scheme                 (b)               -       28,200                  -

DEVELOPMENT LOAN FROM KARNATAKA
  GOVERNMENT                        (c)           1,675        1,675              1,675
                                             ----------      -------            -------
                                                211,947      150,705            947,466
                                             ==========      =======            =======

Notes:

(a) Secured by hypothecation of stock-in trade, book debts, stores and spares and secured / to be secured by a second mortgage over certain immovable properties.

(b)  Secured by hypothecation of specific machinery / assets.

(c) Secured by a pari-passu mortgage over immovable properties at Mysore and hypothecation of movable properties other than inventories, book debts and specific equipments referred to in Note a above.

                                               (RS. IN 000s)
                                 --------------------------------------
                                 AS OF JUNE 30,        AS OF MARCH 31,
                                 -------------      -------------------
                                     2004             2003       2004
                                 -------------      --------   --------
SCHEDULE 4 UNSECURED LOANS

OTHER LOANS AND ADVANCES

Interest free loan from State
 government                         105,221           80,708    104,625

Interest free loan from state
 financial institutions               1,250            1,250      1,250
                                   --------         --------   --------
                                    106,471           81,958    105,875
                                   ========         ========   ========

WIPRO LIMITED - CONSOLIDATED

SCHEDULE 5 FIXED ASSETS

                                                              (RS. IN 000s)
                                         -------------------------------------------------------
         PARTICULARS                                            GROSS BLOCK
         -----------                     -------------------------------------------------------
                                         As of April 1,             Deductions /  AS OF JUNE 30,
                                             2004        Additions  adjustments      2004
                                             ----        ---------  ------------     ----
Land                                          744,259           -           -        744,259
Buildings                                   3,034,434      18,899           -      3,053,333
Railway siding                                     12           -           -             12
Plant & Machinery                           9,088,793     418,877      11,524      9,496,146
Furniture, Fixture and Equipments           1,895,608      94,276       1,586      1,988,298
Vehicles                                      781,933      81,590       2,620        860,903
Technical know-how                             10,378      20,000           -         30,378
Patents and trade marks                        51,691     252,386           -        304,077
                                           ----------     -------      ------     ----------
                                   TOTAL   15,607,108     886,028      15,730     16,477,406
                                           ==========     =======      ======     ==========

                                                                                (RS. IN 000s)
                                         ------------------------------- -----------------------------------------------------------
         PARTICULARS                                      PROVISION FOR DEPRECIATION                              NET BLOCK
         -----------                     ------------------------------------------------------------    ---------------------------
                                         As of April 1,    Depreciation    Deductions /    AS OF JUNE    AS OF JUNE 30,  AS OF MARCH
                                            2004          for the period   adjustments      30, 2004        2004           31, 2004
                                            ----          --------------   -----------      --------        ----           --------
Land                                         12,584             156             -            12,740         731,519         731,675
Buildings                                   273,077          11,989             -           285,066       2,768,267       2,761,357
Railway siding                                   12               -             -                12               -               -
Plant & Machinery                         5,850,471         358,774           844         6,208,401       3,287,745       3,238,322
Furniture, Fixture and Equipments         1,079,895          99,339         1,097         1,178,137         810,161         815,713
Vehicles                                    366,969          39,904         2,871           404,002         456,901         414,964
Technical know-how                           10,378           3,325             -            13,703          16,675               -
Patents and trade marks                       6,092             726             -             6,818         297,259          45,599
                                          ---------         -------        ------         ---------       ----------      ---------
                                 TOTAL    7,599,478         514,213         4,812         8,108,879       8,368,527       8,007,630
                                          =========         =======        ======         =========       ==========      =========

Notes :

a. Land includes leasehold land Rs. 9,978 (2004: Rs. 9,978)

b. Buildings:

     i) includes shares worth Rs. 2 (2004: Rs. 2)

    ii) includes leasehold land / property Rs. 4,241 (2004: Rs. 4,241)

   iii) is net of depreciation during construction period.

WIPRO LIMITED - CONSOLIDATED

SCHEDULE 6 INVESTMENTS
(RS. IN 000S EXCEPT SHARE NUMBERS AND FACE VALUE)
ALL SHARES ARE FULLY PAID UP UNLESS OTHERWISE STATED

                                                                                                 (RS. IN 000s)
                                                                                -----------------------------------------------
                                                                                   AS OF JUNE 30,             AS OF MARCH 31,
                                                                                -------------------         ------------------
                                                                                NUMBER         2004         2003          2004
                                                                                ------         ----         ----          ----
INVESTMENTS - LONG TERM (AT COST)

INVESTMENT IN AFFILIATES

Wipro GE Medical Systems private Ltd # (refer Note below)                                       402,395      346,267      380,799
WeP Peripherals Ltd                                                                             160,338      133,850      160,740
                                                                                                -------      -------      -------
                                                                                                562,733      480,117      541,539
                                                                                                -------      -------      -------
INVESTMENTS - SHORT TERM:

IN MONEY MARKET MUTUAL FUNDS
IL & FS (10,000,000 units purchased during the year)                            56,822,273      568,223      245,092      562,633
Alliance Capital Mutual Fund (32,856,724 units purchased during
the year)                                                                       18,101,587      181,018            -      505,185
Prudential ICICI Mutual Fund (196,514,184 units purchased /
243,364,331 units redeemed during the year)                                    152,425,887    1,918,366    2,223,455    2,371,522
HDFC Mutual Fund (63,652,871 units purchased / 182,956,498
units redeemed during the year)                                                142,227,775    1,655,932    2,079,990    2,602,873
Standard Chartered Mutual Fund (321,263,504 units purchased /
432,095,040 units redeemed during the year)                                     90,712,761      907,223    1,461,761    2,066,527
Reliance Mutual Fund (66,343,440 units purchased / 66,958,673
units redeemed during the year)                                                 11,875,258    1,677,351    1,008,708    1,785,397
Zurich India Mutual Fund (437,506,511 units redeemed during the
year ended March 31, 2004)                                                                            -      677,970            -
Templeton India                                                                    116,370      129,805            -      163,337
Templeton TMA (1,636,985 units purchased / 1,338,654 units
redeemed during the year)                                                        1,232,288    1,232,240            -    1,576,416
Templeton Floating Fund (83,145,821 units purchased / 394,892
units redeemed during the year)                                                 10,918,699    1,095,248            -      157,790
Franklin Templeton India Mutual Fund (9371984 units purchased
during the year ended March 31, 2004)                                                    -            -    1,249,615      102,869
Deutsche MF (97,568,556 units purchased / 107,396,540 units
redeemed during the year)                                                       47,991,488      484,111      146,449      577,797
ING MF (56,410,148 units purchased / 43,752,625 units redeemed
during the year)                                                                47,226,868      472,269      112,772      367,940
Can Liquid MF (23,151,167 units purchased during the year ended
March 31, 2004)                                                                                       -            -      499,253
Sundaram MF (31,172,573 units purchased)                                        48,705,451      491,113            -      172,337
Cholamandalam Mutual Fund (9,000,000 units purchased during
the year)                                                                       26,849,771      268,498            -      176,571
Kotak Mutual Fund (9,991,407 units purchased / 77,666,667units
redeemed during the year)                                                       38,071,015      565,999      951,848    1,317,544
J M Mutual Fund (365,733,609 units purchased / 407,363,264
units redeemed during the year)                                                100,213,092    1,001,963      571,501    1,406,312
DSP Merrill Lynch Mutual Fund (43,956,044 units purchased /
57,442,557 units redeemed during the year)                                      32,586,891      326,195      257,207      459,332
SBI Insta Cash (44,229,309 units purchased / 44,629,904 redeemed
during the year)                                                                         -            -      204,198            -
HSBC Cash fund                                                                  24,384,990      263,840      473,892      206,757
Birla Mutual Fund (53,836,348 units purchased / 191,333,864
units redeemed during the year)                                                          -            -    1,110,395    1,438,896
Investment with Wells Fargo, USA                                                                 99,042            -            -
                                                                                             ----------   ----------   ----------
                                                                                             13,338,436   12,774,853   18,517,288
                                                                                             ----------   ----------   ----------
           TOTAL                                                                             13,901,169   13,254,970   19,058,827
                                                                                             ==========   ==========   ==========

Note : Equity investments in this company carry certain restrictions on transfer of shares that is normally provided for in join venture / venture funding agreement

WIPRO LIMITED - CONSOLIDATED

                                                                                               (RS. IN 000s)
                                                                                -------------------------------------------

                                                                                AS OF JUNE 30,               AS OF MARCH 31,
                                                                                    2004           2003           2004
                                                                                -------------    ---------   --------------
SCHEDULE 7 INVENTORIES

Stores and Spares                                                                    32,350         32,618         31,509
Raw Materials                                                                       520,868        420,739        551,403
Stock in Progress                                                                   189,350        137,412        159,523
Finished Goods                                                                      586,024        586,148        549,587
                                                                                 ----------      ---------     ----------
                                                                                  1,328,592      1,176,917      1,292,022
                                                                                 ==========      =========     ==========
Basis of stock valuation :

i)  Raw materials, stock in progress and Stores & Spares at or below cost.

ii) Finished Goods at cost or net realisable value, whichever is lower

SCHEDULE 8 SUNDRY DEBTORS

(UNSECURED)
OVER SIX MONTHS
Considered Good                                                                     696,101        737,857        459,409
Considered Doubtful                                                                 843,689        766,163        720,024
                                                                                 ----------      ---------     ----------
                                                                                  1,539,790      1,504,020      1,179,433
                                                                                 ----------      ---------     ----------
OTHERS

Considered Good                                                                  11,523,960      7,772,097     11,406,152
Considered Doubtful                                                                  17,615              -         30,758
                                                                                 ----------      ---------     ----------
                                                                                 11,541,575      7,772,097     11,436,910
                                                                                 ----------      ---------     ----------
Less : Provision for Doubtful Debts                                                 861,304        766,163        750,782
                                                                                 ----------      ---------     ----------
                                                                                 12,220,061      8,509,954     11,865,561
                                                                                 ==========      =========     ==========
SCHEDULE 9 CASH AND BANK BALANCES

CASH AND CHEQUES ON HAND                                                            254,105        178,321        220,173
BALANCE WITH SCHEDULED BANKS
  On Current Account                                                              1,594,613        588,398        690,518
  In Deposit Account                                                                 68,650        110,270         51,012
BALANCE WITH OTHER BANKS IN CURRENT ACCOUNT
Bank of America, USA                                                                 77,992         86,600        183,999
Bank of Montreal                                                                         23              -          1,678
Citibank                                                                                  -              -             98
Hongkong & Shanghai Bank                                                             22,792          8,892         13,745
Midland Bank, U K                                                                   353,472        170,976        437,758
Nations Bank                                                                              -              -          5,653
Saudi British Bank                                                                   35,713              -         24,567
Standchart UAE                                                                        2,881            925            969
Wells Fargo, U S A                                                                  489,735      1,198,975      1,612,528
Bank of Tokyo                                                                         1,918         17,236              -
Great Western Bank                                                                        -             23              -
SBI Singapore -USD Account                                                           30,380              -              -
CCF Paris AG Centrale                                                                 2,748              -              -
RABO Bank, Netherlands                                                                1,903              -              -
                                                                                 ----------      ---------     ----------
                                                                                  2,936,925      2,360,616      3,242,698
                                                                                 ==========      =========     ==========

WIPRO LIMITED - CONSOLIDATED

                                                                                           (RS. IN 000s)
                                                                             ------------------------------------------
                                                                             AS OF JUNE 30,        AS OF MARCH 31,
                                                                             -------------   --------------------------
                                                                                 2004          2003           2004
                                                                             -------------   ---------   --------------
SCHEDULE 10 LOANS AND ADVANCES

(Unsecured, considered good unless otherwise stated)
Advances recoverable in cash or in kind or for value to be received
Considered Good                                                                2,263,045     2,014,506     2,126,279
Considered Doubtful                                                               73,338        74,918        77,359
                                                                              ----------     ---------     ---------
                                                                               2,336,383     2,089,424     2,203,638
                                                                              ----------     ---------     ---------
Less: Provision for Doubtful Advances                                             73,338        74,918        77,359
                                                                              ----------     ---------     ---------
                                                                               2,263,045     2,014,506     2,126,279
                                                                              ----------     ---------     ---------
Inter Corporate Deposits

  GE Capital Services India                                                           --        45,476            --
  Citicorp Financial Services Limited                                                 --        30,500            --

Other Deposits (refer Note below)                                                805,817       707,139       854,773
Advance Income Tax (net of provision)                                            415,649       689,919       587,657
Balances with Excise and Customs                                                  21,249        20,726        29,672
Unbilled Services                                                              2,745,361     2,063,937     2,085,403
                                                                              ----------     ---------     ---------
                                                                               6,251,121     5,572,203     5,683,784
                                                                              ==========     =========     =========
Note:

Other Deposits include Rs. 25,000 (2004: Rs. 25,000) security deposits for premises with a firm in which a director is interested

SCHEDULE 11 CURRENT LIABILITIES

Sundry Creditors                                                               2,815,542     1,802,351     3,153,471
Unclaimed Dividends                                                                1,491         1,588         1,491
Advances from customers                                                        1,037,661       821,254       874,078
Unearned Revenues                                                                334,360       267,663       363,330
Interest accrued but not due on Loans                                                 --           153            --
Other Liabilities                                                              6,143,632     3,772,639     4,859,189
                                                                              ----------     ---------     ---------
                                                                              10,332,686     6,665,648     9,251,559
                                                                              ==========     =========     =========

SCHEDULE 12 PROVISIONS

Employee retirement benefits                                                     822,386       594,022       683,359
Proposed dividend                                                                     --       232,564       931,039
Proposed one-time dividend                                                            --        29,797     5,818,979
Tax on proposed dividend                                                              --            --       864,846
                                                                              ----------     ---------     ---------
                                                                                 822,386       856,383     8,298,223
                                                                              ==========     =========     =========

WIPRO LIMITED - CONSOLIDATED

                                                                     (RS. IN 000s)
                                                    ------------------------------------------------
                                                    QUARTER ENDED    QUARTER ENDED      YEAR ENDED
                                                    JUNE 30, 2004    JUNE 30, 2003    MARCH 31, 2004
                                                    -------------    -------------    --------------
SCHEDULE 13 OTHER INCOME

Dividend Received from Mutual Funds                     203,408          174,548          779,983
Interest on debt instruments and others                   7,084            9,221           25,978
Rental Income                                             6,040            9,550           45,030
Profit on sale of Investments                           (31,940)         (31,532)         (43,553)
Profit on disposal of Fixed Assets                       88,102              904          108,344
Brand Fees                                                    -           13,254           22,050
Provision no longer required written back                     -               55           33,652
Exchange differences - Net                                3,446           78,840          297,325
Miscellaneous Income                                      8,313           19,271           97,186
                                                     ----------        ---------       ----------
                                                        284,453          274,111        1,365,995
                                                     ==========        =========       ==========

SCHEDULE 14 COST OF GOODS SOLD

Raw materials, Finised and Process Stocks
   (refer Schedule 18)                                2,461,557        1,482,971        8,945,721
Stores & Spares                                          58,630           46,059          200,294
Power and Fuel                                          139,962          110,343          461,642
Salaries, Wages and bonus including Onsite
   Allowance                                          6,068,900        4,080,460       20,152,546
Contribution to providend and other funds                91,101           61,359          294,379
Gratuity and pension                                     88,991           61,296          288,003
Workmen and Staff welfare                                73,321           57,268          248,034
Insurance                                                27,893            7,559           87,988
Repairs to factory buildings                             16,332           10,053           14,719
Repairs to Plant & Machniery                            143,087           72,280          442,884
Rent                                                     90,723           77,605          323,114
Rates & Taxes                                            10,265            3,126            7,618
Packing                                                  28,497           15,186           95,092
Traveling                                               565,856          321,749        1,535,129
Communication                                           294,429          173,449          987,694
Depreciation                                            467,562          352,617        1,759,914
Sub contracting / technical fees                        461,882          323,161        2,047,696
Miscellaneous                                           449,132          409,204        1,528,020
                                                        (63,409)         (47,116)        (139,948)
Less : Capitalised                                   ----------        ---------       ----------
                                                     11,474,711        7,618,629       39,280,539
                                                     ==========        =========       ==========

WIPRO LIMITED - CONSOLIDATED

                                                                    (RS. IN 000s)
                                                ---------------------------------------------------
                                                QUARTER ENDED       QUARTER ENDED    YEAR ENDED
                                                JUNE 30, 2004       JUNE 30, 2003    MARCH 31, 2004
                                                -------------       -------------    --------------
SCHEDULE 15 SELLING AND MARKETING EXPENSES

Salaries, wages and bonus                           220,816             201,965         1,147,434
Contribution to provident and other funds             4,259               3,841            16,895
Gratuity and pension                                  7,952               2,496            28,881
Workmen and Staff welfare                             9,941               7,645            34,933
Insurance                                             1,129               1,239            36,014
Repairs to buildings                                  2,459                 543            12,224
Rent                                                 25,803              16,422           117,027
Rates and taxes                                       5,271               8,847            22,705
Carriage and freight                                 50,511              30,181           155,107
Commission on sales                                  21,418              14,908            98,879
Advertisement and sales promotion                   170,127             166,312           571,485
Depreciation                                         17,094              14,467            72,459
Travel                                              657,625             721,522         2,854,636
Communication                                        18,058              13,488            54,673
Miscellaneous Expenses                              113,574              68,823           389,302
                                                  ---------           ---------         ---------
                                                  1,326,037           1,272,699         5,612,654
                                                  =========           =========         =========

SCHEDULE 16 GENERAL AND ADMISTRATIVE EXPENSES

Salaries, wages and bonus                           249,481             287,615           889,875
Contribution to provident and other funds            10,704              10,681            35,626
Gratuity and pension                                  8,778              10,664            41,460
Workmen and Staff welfare                            44,007              34,696           173,173
Insurance                                            13,290                 124            14,127
Repairs to buildings                                  4,531               2,971             4,072
Rent                                                  6,818               5,474            35,239
Rates and taxes                                      14,338               3,052            24,964
Auditors' remuneration and expenses
   Audit fees                                         2,524               1,830             7,077
   For certification including tax audit                 29                   -             1,029
   Reimbursement of expenses                             91                 114               282
Loss on disposal of Fixed Assets                        164                 183             6,900
Directors' fees                                          60                  42               188
Depreciation                                         29,557              36,796           121,292
Travel                                               86,786              74,983           287,174
Communication                                        16,514              17,353            85,515
Provision / write off of bad debts                  108,407             105,644           123,636
Miscellaneous Expenses                              373,576             301,068           904,511
                                                  ---------           ---------         ---------
                                                    969,655             893,290         2,756,140
                                                  =========           =========         =========

WIPRO LIMITED - CONSOLIDATED

                                                                                           (RS. IN 000s)
                                                                    ---------------------------------------------------------
                                                                    QUARTER ENDED        QUARTER ENDED          YEAR ENDED
                                                                    JUNE 30, 2004        JUNE 30, 2003         MARCH 31, 2004
                                                                    -------------        -------------         --------------
SCHEDULE 17 INTEREST

On fixed Loans                                                                -                  921                  8,768
Other                                                                    11,474                4,855                 26,299
                                                                      ---------            ---------              ---------
                                                                         11,474                5,776                 35,067
                                                                      =========            =========              =========

SCHEDULE 18

RAW MATERIALS, FINISHED AND PROCESSED STOCKS

CONSUMPTION OF RAW MATERIALS AND BOUGHT OUT COMPONENTS

Opening Stocks                                                          551,403              398,216                398,216
Add : Purchases                                                       1,630,784              962,804              5,728,829
Less : Closing Stocks                                                   520,868              420,739                551,403
                                                                      ---------            ---------              ---------
                                                                      1,661,319              940,281              5,575,642
                                                                      ---------            ---------              ---------
PURCHASE OF FINISHED PRODUCTS FOR SALE                                  866,502              679,891              3,492,830
                                                                      ---------            ---------              ---------
(INCREASE) / DECREASE IN FINISHED AND PROCESS STOCKS

Opening Stock                      : In process                         159,523              119,028                119,028
                                  : Finished products                   549,587              467,331                467,331

Less : Closing Stock               : In process                         189,350              137,412                159,523
                                  : Finished products                   586,024              586,148                549,587
                                                                      ---------            ---------              ---------
                                                                        (66,264)            (137,201)              (122,751)
                                                                      ---------            ---------              ---------
                                                                      2,461,557            1,482,971              8,945,721
                                                                      =========            =========              =========

WIPRO LIMITED - CONSOLIDATED

SCHEDULE - 19 SIGNIFICANT ACCOUNTING POLICIES
(IN THOUSANDS, EXCEPT SHARE DATA AND WHERE OTHERWISE STATED)

ACCOUNTING CONVENTION

The preparation of consolidated financial statements in conformity with Indian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses and disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

Basis of preparation of financial statements:-

The accompanying consolidated financial statements have been prepared in accordance with Accounting Standard 21 'Consolidated Financial Statements' and Accounting Standard 23 ' Accounting for Investments in Associates in Consolidated Financial Statements.

Principles of consolidation:-

The consolidated financial statements include the financial statements of Wipro and all of its subsidiaries, which are more than 50% owned and controlled and its affiliates where the group holds more than 20% of voting power and has significant influence. All material inter-company accounts and transactions are eliminated on consolidation. The group, accounts for investments in affiliates by the equity method.

REVENUE RECOGNITION

- Sales include applicable sales tax unless separately charged, export incentives, and are net of discounts.

-     Sales are recognized on despatch, except in the following cases:

      - Consignment sales are recognized on receipt of statement of account from the agent

      - Sales, which are subject to detailed acceptance tests, revenue is reckoned based on milestones for billing, as provided in the contracts

      - Revenue from software development services includes revenue from time and material and fixed price contracts. Revenue from time and material contracts are recognized as related services are performed. With reference to fixed price contracts revenue is recognized in accordance with percentage of completion method of accounting

- Export incentives are accounted on accrual basis and include estimated realizable values/benefits from special import licenses and Advance licenses.

-     Agency commission is accrued on shipment of consignment by principal.

- Maintenance revenue is considered on acceptance of the contract and is accrued over the period of the contract.

-     Other income is recognized on accrual basis.

FIXED ASSETS AND DEPRECIATION

Fixed assets are stated at historical cost less depreciation.

Interest on borrowed money allocated to and utilized for fixed assets, pertaining to the period up to the date of capitalization is capitalized. Assets acquired on hire purchase are capitalized at the gross value and interest thereon is charged to Profit and Loss account. Renewals and replacement are either capitalized or charged to revenue as appropriate, depending upon their nature and long-term utility.

In respect of leased assets, lease rentals payable during the year is charged to Profit and Loss account.

Depreciation is provided on straight line method at rates specified in Schedule XIV to the Companies Act, 1956, except on computers, furniture and fixture, office equipment, electrical installations (other than those at factories) and vehicles for which commercial rates are applied. In Wipro Inc, Enthink Inc and Wipro Japan KK depreciation is provided on Written Down Value method.

INTANGIBLE ASSETS

Intangible assets are stated at cost less accumulated amortization. Intangible assets are amortized over their estimated useful life ranging between 5 years and 20 years.

GOODWILL

The goodwill arising on consolidation / acquisition is not being amortised. It is tested for impairment on a periodic basis and written off if found impaired.

WIPRO LIMITED - CONSOLIDATED

INVESTMENTS

Long term Investments are stated at cost and short term investments are valued at lower of cost and net realizable value. Diminution in value is provided for where the management is of the opinion that the diminution is of permanent nature.

INVENTORIES

Finished goods are valued at cost or net realizable value, whichever is lower. Other inventories are valued at cost less provision for obsolescence. Indigenously developed software products are valued at cost, which reflects their remaining economic life. Small value tools and consumables are charged to consumption on purchase. Cost is computed on weighted average basis.

PROVISION FOR RETIREMENT BENEFITS

For employees covered under group gratuity scheme of LIC, gratuity charged to Profit and Loss account is on the basis of premium demanded by LIC. Provision for gratuity (for certain category of employees) and leave benefit for employee's is determined as per actuarial valuation at the year-end. Defined contributions for provident fund and pension are charged to the Profit and Loss account based on contributions made in terms of applicable schemes, after netting off the amounts rendered surplus on account of employees separated from the Company. Certain categories of employees are entitled to pension benefits which are determined based on factors like years of services and cumulative basic salary. The company has provided for the liability based on an actuarial valuation. The compensation paid if any, on voluntary retirement to the employees is charged off as an expense in the year of Incurrence.

DEFERRED TAX

Tax expenses charged to Profit and Loss account is after considering deferred tax impact for the timing difference between accounting income and tax income. Deferred tax assets are recognized when there is a reasonable certainty that they will be realized. Deferred tax asset relating to unabsorbed business losses are recognized when there is a virtual certainty that there will be sufficient taxable profits to utilize them.

FOREIGN CURRENCY TRANSACTIONS

The Company is exposed to currency fluctuations on foreign currency transactions. With a view to minimize the volatility in financial statements arising from fluctuations in the currency rates, the Company follows established risk management policies, including the use of foreign exchange forward contracts.

As a part of the Risk Management Policies, the forward contracts are designated as hedge of highly probable forecasted transactions. The accounting standard on "The effects of changes on foreign exchange rates", which was amended with effect from April 1, 2004 provides guidance on accounting for forward contracts. Further to that, the Institute of Chartered Accountants of India has clarified that this accounting standard is not applicable to the forward contracts which are for hedging highly probable forecasted transactions.

Foreign currency transactions are recorded at the spot rate at the beginning of the concerned month. Period-end balances of foreign currency assets and liabilities are restated at the closing rate/forward contract rate, as applicable. The exchange difference arising from restatement or settlement is recognized in the profit and loss account.

Gains/losses, including gains/losses on intermediary roll over/cancellation, of Forward contracts designated as hedge of highly probable forecasted transactions are recognised in the profit and loss account in the period in which the forecasted transaction is expected to occur.

Other forward contracts, options etc. which are not designated as hedge of forecasted transaction, are marked to market on the balance sheet date and the resultant gain/loss is accounted in the profit and loss account for the period.

In respect of non-integral operations assets and liabilities are translated at the exchange rate prevailing at the date of the balance sheet. The items in the profit & loss account are translated at the average exchange rate during the period. The differences arising out of the translation are included in translation reserve.

RESEARCH AND DEVELOPMENT

Revenue expenditure on research and development is charged to Profit and Loss account and capital expenditure is shown as addition to fixed assets.

WIPRO LIMITED - CONSOLIDATED

NOTES TO ACCOUNTS

      1. Goodwill on consolidation as on the balance sheet date comprises of the following:

                                          (Rs. in 000s)
                                          -------------
Wipro Fluid Power Limited                        18,272
Wipro Spectramind Services Limited            3,775,289
Wipro Healthcare IT Limited                     175,011
Cygnus Nigri Investments private Limited         16,255
Enterprise Services                           1,102,109
Financial Services                              305,670
                                           ------------
                TOTAL                         5,392,606
                                           ------------

      2. As of June 30, 2004, forward contracts to the extent of USD 227,000 have been assigned to the foreign currency assets in the balance sheet. These assets are valued at the forward contract rate, adjusted for premium / discount in respect of the expired period.

            The Company has designated forward contracts as hedge of highly probable forecasted transactions. The gain or loss on these forward contracts is recognized in the profit and loss account in the period in which the forecasted transaction is expected to occur. In certain cases, the Company has entered into forward contracts having a maturity earlier than the period in which the hedged transaction is forecasted to occur. The gain / loss on roll over / cancellation on such contracts is recognized in the profit and loss account in the period in which the forecasted transaction is expected to occur.

            The Company has also entered into option contracts. These option contracts have not been designated as hedge and consequently, they are marked to market at each balance sheet date and the gains / loss is recognized in the profit and loss account of the respective period.

            As at the balance sheet date, the Company had forward contracts to sell of USD 997,510 in respect of forecasted transactions. The effect of marking to market of the said forward contracts and effect on intermediary roll over of the forward contracts is unfavorable exchange difference of Rs. 2,076,362, the final impact of which will be recognized in the profit and loss account of the respective periods in which the forecasted transactions are expected to occur.

            Had the Company continued to apply the earlier accounting policy, the profit for the period would have been lower by Rs. 355,000 approximately.

      3. In June 2004, the company acquired trademark /brand "Chandrika' for an aggregate consideration of Rs. 238,100. The Company is entitled to use the trademark/brand in manufacturing, selling and distributing products in India and other SAARC countries.

            The Company has also entered into a non-compete agreement with the sellers of "Chandrika" brand. The company will pay an up-front non-compete fee. In addition, the Company will pay an annual non-compete fee computed as a specified percentage of the revenues from products sold under "Chandrika" trade-name, subject to a minimum annual payment.

            Based on the performance of various other comparable established brands in the market the company estimates that the useful life of the brand is at least 20 years and hence the cost of the brand is amortized over the period of 20 years.

            The upfront non-compete fee is amortized over the period of agreement and the annual non-compete fee is recognized in the respective years.

      4. During the quarter ended June 30, 2004 the company acquired 653,807 shares from the employees of Wipro Spectramind for a consideration of Rs. 84,995.

      5. The company has a 49% equity interest in Wipro GE Medical Systems Private Limited (WGE), a joint venture with General Electric, USA. The joint venture agreement provides specific rights to the joint venture partners. The Management believes that these specific rights do not confer joint control as defined in Accounting Standard 27 "Financial Reporting of Interest in Joint Venture". Consequently, WGE is not considered as a joint venture and consolidation of financial statements are carried out as per equity method in terms of Accounting Standard 23 "Accounting for Investments in Associates in Consolidated Financial statements".

            Investments in WeP Peripherals Ltd have been accounted for by equity method.

WIPRO LIMITED - CONSOLIDATED

6. Last year the company received a demand from the income tax department of Rs. 2,614,568 (Including interest demand of Rs. 764,485) for one of its assessment years. Un-provided liability on this account is Rs. 2,315,568. The tax demand is mainly on account of disallowance of deduction claimed by the company under Section 10A of the Income Tax Act 1961, in respect of profits earned by its undertakings in software technology park at Bangalore. As per the opinion of the company's legal counsel the said disallowance is not tenable. The management of the company has filed an appeal challenging the disallowance. Considering the facts and nature of disallowance, the management believes that there will be a positive final outcome and there is no material impact on the financial statement.

7.    The breakup of accumulated net deferred tax asset is given below:

                                                        (Rs. in 000s)
                                        ---------------------------------------------
                                        JUNE 30, 2004  June 30, 2003   March 31, 2004
                                        -------------  -------------   --------------
Deferred tax assets:

  Allowance for doubtful debts                92,644        95,835          92,644
  Property plant and equipment -              49,115        88,429          49,115
    Depreciation differential
  Employee stock incentive plan                9,388        38,902           9,388
  Accrued expenses                           166,272        87,415         166,272
  Business losses carried forward            181,924       171,382         168,879
                                             -------       -------         -------
                                             499,343       481,963         486,298
                                             -------       -------         -------

8.    a) Provision for taxation comprises of following:

       (i)   Rs. 260,385 (2004: Rs. 758,929) in respect of foreign taxes.

       (ii) Rs. 350,680 (2004: Rs. 918,628) in respect of Indian Income Tax, which includes provision of Rs. Nil (2004: Rs. 251,390) in respect of earlier years.

       (iii) Rs. Nil (2004: Rs. 3,000) in respect of Wealth Tax.

      b) Tax expense for the quarter is based on the estimated effective tax for the year. The bifurcation between current tax and deferred tax assets will be made at the year end, based on the full year working.

9.    The details of subsidiaries and affiliates are as follows:-

a) NAME OF THE SUBSIDIARY                            COUNTRY OF INCORPORATION                % HOLDING
     Wipro Fluid Power Limited                       India                                         98%
     Wipro Inc.                                      USA                                          100%
     Enthink Inc. (a)                                USA                                            -
     Wipro Japan KK                                  Japan                                        100%
     Wipro Chandrika Limited                         India                                         90%
     Wipro Trademarks Holding Limited                India                                        100%
     Wipro Travel Services Limited                   India                                        100%
     Wipro HealthCare IT Limited                     India                                        100%
     Spectramind Limited                             Bermuda                                      100%
     Spectramind Limited (b)                         Mauritius                                      -
     Wipro Spectramind Services Limited (c)          India                                         94%
     Spectramind Inc. (d)                            USA
     Wipro Holdings (Mauritius) Limited              Mauritius                                    100%
     Wipro Holdings (UK) Limited (e)                 UK                                             -
     Wipro Technology UK Limited (f)                 UK                                             -
     Wipro Consumer Care Limited                     India                                        100%
     Cygnus Nigri Investments private Limited (g)    India                                          -

b) WIPRO EQUITY REWARD TRUST                         India                     Fully controlled trust
c) GRANTOR TRUST                                     USA                       Fully controlled trust
d) NAME OF THE AFFILIATE
   Wipro GE Medical Systems Private Limited          India                                         49%
   WeP Peripherals Limited                           India                                       40.5%

WIPRO LIMITED - CONSOLIDATED

Note:

         a)       Majority owned by Wipro Inc.

         b)       Fully owned by Spectramind Limited, Bermuda

         c) Owned through Spectramind Limited, Bermuda and Spectramind Limited, Mauritius

         d)       Wholly owned through Wipro Spectramind Services Limited

         e)       Fully owned by Wipro Holdings (Mauritius) Limited

         f)       Fully owned by Wipro Holdings (UK) Limited

         g)       Wholly owned by Wipro Trademarks Holding Limited.

10. Diluted EPS is calculated based on treasury stock method for ESOP outstanding.

11. Provision for retirement benefits are made on the estimated basis in the interim financial statement and acturial valuation is carried out at the year end.

12. Corresponding figures for previous periods presented have been regrouped, where necessary, to confirm to this period classification. Current period figures are not comparable with the previous period figures on account of acquisition of Wipro Nerve wire (IT consulting business) with effect from May 2003.

WIPRO LIMITED - CONSOLIDATED

                                                                                       (RS. IN 000s)
                                                                        -------------------------------------------
                                                                        QUARTER ENDED  QUARTER ENDED    YEAR ENDED
                                                                        JUNE 30, 2004  JUNE 30, 2003  MARCH 31, 2004
                                                                        -------------  -------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Profit before tax from continuing operations                               4,173,079     2,350,238     12,031,823
Adjustments to reconcile Net profit before tax and non
recurring items to net cash provided by operating activities:
Depreciation and amortization                                                514,213       405,450      1,971,847
Foreign currency transactions                                               (121,213)      (78,840)      (132,771)
Retirement benefits provision                                                139,027        72,259        161,596
Interest on borrowings                                                        11,474         5,776              -
Dividend / interest - Net                                                   (178,551)     (152,237)      (762,408)
Loss / (Gain) on sale of property, plant and equipment                       (87,938)        4,887       (107,000)
Trade and other receivable                                                  (762,592)     (373,356)    (3,670,414)
Loans and advances                                                          (168,174)     (206,188)      (359,890)
Inventories (other than stock-in-trade land)                                 (36,570)     (166,390)      (281,495)
Trade and other payables                                                   1,050,369       103,561      2,748,125
                                                                        ------------   -----------    -----------
Net cash provided by operations                                            4,533,124     1,965,160     11,599,413
Direct taxes paid                                                           (452,102)     (170,902)    (1,568,359)
                                                                        ------------   -----------    -----------
NET CASH PROVIDED BY OPERATIONS                                            4,081,022     1,794,258     10,031,054
                                                                        ------------   -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:

Expenditure on property, plant and equipment (including advances)         (1,640,555)     (834,255)    (4,100,966)
Proceeds from sale of property, plant and equipment                          230,754        62,367        121,863
Purchase of investments                                                  (18,952,294)   (8,102,521)   (10,706,517)
Inter Corporate deposits placed / matured                                          -       209,827        285,303
Certificate of Deposits with foreign banks                                         -     2,463,056      2,463,056
Sale / maturities on Investments                                          24,131,146     3,141,068         48,060
Payment for acquisition, net of cash acquired                                (84,995)     (465,267)      (465,267)
Divided / interest received                                                  175,477       146,461        777,850
                                                                        ------------   -----------    -----------
NET CASH USED IN INVESTING ACTIVITIES                                      3,859,533    (3,379,264)   (11,576,618)
                                                                        ------------   -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from exercise of Stock Option Plan grants                            62,518         1,482        238,600
Dividends paid                                                            (7,575,993)       99,304       (262,361)
Proceeds from issuance / (repayment) of borrowings                          (734,923)     (358,348)       463,020
Proceeds from issuance shares by subsidiary                                                      -        147,533
                                                                        ------------   -----------    -----------
NET CASH PROVIDED BY / (USED IN) FINANCING ACTIVITIES                     (8,248,398)     (257,562)       586,792
                                                                        ------------   -----------    -----------
Net increase / (decrease) in cash and cash equivalents during the year      (307,843)   (1,842,568)      (958,772)
Cash and cash equivalents at the beginning of the period                   3,242,698     4,210,079      4,210,079
                                                                        ------------   -----------    -----------
Effect of Translation on cash balance                                          2,070        (6,895)        (8,605)
                                                                        ------------   -----------    -----------
Cash and cash equivalents at the end of the period                         2,936,925     2,360,616      3,242,698
                                                                        ============   ===========    ===========

                   For and on behalf of the Board of Directors

AZIM HASHAM PREMJI                     VIVEK PAUL
Chairman and Managing Director         Vice Chairman and Executive Officer

SURESH C. SENAPATY                    V.RAMACHANDRAN                                  B.C.PRABHAKAR
Corporate Executive                   Company Secretary                               Director
Vice President - Finance
                                                                                      Bangalore, July 23, 2004

WIPRO LIMITED - CONSOLIDATED

We have examined the above cash flow statement of Wipro Limited - consolidated for the quarter ended June 30, 2004. This statement is based on and in agreement with the corresponding Profit and Loss Account and Balance Sheet of the Company for the quarter

                                                   FOR N M RAIJI & CO.,
                                                  Chartered Accountants

                                                             J M GANDHI
                                                                Partner
                                                   MEMBERSHIP NO. 37924

                                                  Mumbai, July 23, 2004